UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) (d) (e) Michael Exton, Ph.D. Effective as of July 8, 2024, Michael Exton, Ph.D. was appointed as our chief executive officer (in which capacity he will function as our principal executive officer) and elected to serve as a member of our board of directors.

Dr. Exton, 54, served for fourteen years in a series of senior leadership positions at Novartis, most recently as cardiometabolism therapeutic head from August 2022 to June 2024. In such role, Dr. Exton led the global cross functional commercial therapeutic areas of cardiovascular and metabolic disease, with key responsibilities in discovery, development, commercial launch preparation, business development, investor relations and media engagement. Dr. Exton’s previous positions with Novartis included vice president and global head, cardiovascular renal and metabolism franchise from November 2021 to August 2022 and vice president and head, cardiovascular renal and metabolism franchise of Novartis USA from January 2018 to August 2022. Prior to joining Novartis, Dr. Exton was director of business development with Invida Pty Ltd and spent nine years with Eli Lilly Australia, where he held a variety of research, business development and commercial positions. Dr. Exton holds a B.Sc. and a Ph.D. in neuroscience from the University of Newcastle and a Ph.D. in immunology from the University of Essen, Germany. We believe that Dr. Exton’s extensive experience in a wide variety of disciplines within the pharmaceutical industry, including research, development, commercialization and the evaluation and negotiation of strategic acquisitions, licensing and partnerships, qualifies him to serve as a member of our board of directors.

In connection with his appointment, we entered into an offer letter with Dr. Exton dated July 3, 2024. Under the terms of the offer letter, Dr. Exton will receive an initial annual base salary of $636,000 and will be eligible to receive an annual cash bonus, with a bonus target of 70% of his base salary. The actual cash bonus, if any, will be determined in the discretion of the compensation committee of our board of directors based on the achievement of certain corporate goals and in accordance with the process applicable to all named executive officers; provided, that we will pay Dr. Exton a prorated cash bonus for 2024 at no less than the bonus target level. If we terminate Dr. Exton’s employment without “cause,” as defined in the offer letter, we will pay Dr. Exton his then-current salary for twelve months following such termination. If such termination is in connection with a “change in control,” as defined in the offer letter, we will pay Dr. Exton an additional one-time payment equal to his bonus target for the year of termination.

In addition, we have granted Dr. Exton a stock option under our 2017 Equity Incentive Plan (the “Plan”) to purchase 1,675,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date, as determined in accordance with the terms of the Plan. The stock option expires on the tenth anniversary of the grant date and vests with respect to 25% of the shares underlying the stock option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter. The stock option becomes fully vested with respect to all remaining unvested shares upon a change in control of our company.

Dr. Exton will be eligible to receive additional long-term stock-based incentive awards under the Plan, with an initial potential target of aggregate grant amount value of 400% of his annual base salary. Actual long-term stock-based incentive awards, if any, will be determined in the discretion of the compensation committee of our board of directors in accordance with the process applicable to all named executive officers.

Neither the election of Dr. Exton as a director nor his appointment as chief executive officer were made pursuant to any other arrangement or understanding between Dr. Exton and any other person. Dr. Exton will not initially serve on any committees of the board of directors, and we do not expect that Dr. Exton will ultimately be appointed to any such committees. Dr. Exton will not receive any additional compensation for his service as a director.

There are no family relationships involving Dr. Exton which would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which Dr. Exton or any member of his immediate family has, or will have, a direct or indirect material interest which would require disclosure under Item 404(a) of Regulation S-K.

A copy of the offer letter with Dr. Exton is attached to this current report on Form 8-K as Exhibit 10.1 and the above summary is qualified in its entirety by reference to the full text of such offer letter.

Jeffrey L. Wade. Also effective as of July 8, 2024, Jeffrey L. Wade was promoted from our president and chief financial officer to our president and chief operating officer, in which capacity Mr. Wade will report to Dr. Exton and perform the functions of our president, principal operating officer and principal financial officer.

Mr. Wade, 59, has been our president and chief financial officer since 2021 and previously served in a series of finance, corporate development, administrative and legal leadership positions since joining our company in 1999. Before joining our company, Mr. Wade was a partner with the law firm of Andrews & Kurth L.L.P., where he represented companies in the biotechnology, information technology and energy industries in venture capital financings, public offerings and private placements, mergers and acquisitions, collaborations and licensing, and other corporate matters. Mr. Wade is a member of the boards of directors of the Texas Healthcare and Bioscience Institute and BioHouston. He received his B.A. and J.D. from the University of Texas.

In connection with his promotion, Mr. Wade's base annual salary was increased from $560,000 to $585,000 and his bonus target was increased from 50% to 60% of his base salary. In addition, we have granted Mr. Wade a stock option under the Plan to purchase 307,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date, as determined in accordance with the terms of the Plan. The stock option expires on the tenth anniversary of the grant date and vests with respect to 25% of the shares underlying the stock option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter. The stock option becomes fully vested with respect to all remaining unvested shares upon a change in control of our company.

Mr. Wade’s promotion to president and chief operating officer was not made pursuant to any arrangement or understanding between Mr. Wade and any other person. There are no family relationships involving Mr. Wade which would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which Mr. Wade or any member of his immediate family has, or will have, a direct or indirect material interest which would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
10.1	—	Offer Letter, dated July 3, 2024, with Michael Exton, Ph.D.
EX-104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: July 8, 2024	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel